Exhibit 3.1

Industry Canada	Industrie Canada

Restated Certificate	Certificat

of Incorporation	de constitution à jour

Canada Business	Loi canadienne sur

Corporations Act	les sociétés par actions

COGNOS INCORPORATED

COGNOS INCORPOREE	074301-1

Name of corporation–Dénomination de la société	Corporation Number–Numéro de la société

I hereby certify that the articles of	Je certifie que les statuts constitutifs de la
incorporation of the above-named corporation	société susmentionnée ont été mis à jour en
were restated under section 180 of the Canada	vertu de l’article 180 de la Loi canadienne sur
Business Corporations Act as set out in the	les sociétés par actions, tel qu’il est indiqué
attached restated articles of incorporation.	dans les statuts mis à jour ci-joints.

/s/ Richard G. Shaw	May 3, 2006 / le 3 mai 2006
Richard G. Shaw	Effective Date of Restatement –
Director – Directeur	Date d’entrée en vigueur de la mise à jour

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	Industry Canada	Industrie Canada

	FORM 7	FORMULAIRE 7

	RESTATED ARTICLES OF	STATUTS CONSTITUTIFS

	INCORPORATION	MIS À JOUR

	Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

	(SECTION 180)	(ARTICLE 180)

1)	Name of Corporation/Dénomination sociale de la société	Corporation No. – No. de la société société

	COGNOS INCORPORATED / COGNOS INCORPORÉE	074301-1

2)	The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siège social

Province of Ontario

3)	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

An unlimited number of Common Shares, the holders of which are entitled: (a) to vote at all meetings of the shareholders; and (b) to receive the remaining property of the Corporation upon dissolution.

4)	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu

N/A

5)	Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs

A minimum of 3 and a maximum of 12 directors

6)	Restrictions, if any, on business the corporation may carry on	Limites imposées à l'activité commerciale de la société, s'il y a lieu

N/A

7)	Other provisions, if any	Autres dispositions, s'il y a lieu

1. The directors of the Corporation are empowered to determine the number of directors of the Corporation and the number of directors to be elected at the annual meeting of the shareholders; and

2.      The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

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These restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles
of incorporation.	Cette mise à jour des statuts constitutifs démontre
exactement, sans changement substantiel, les dispositions
correspondantes des statuts constitutifs modifiés qui
remplacent les statuts constitutifs originaux.

Signature	Printed Name – Nom en letters moulées	8 – Capacity of – En qualité de	9 – Tel. No. – No de tél.
/s/ W. John Jussup	W. John Jussup	Secretary	(613) 738-1338 x. 3364

FOR DEPARTMENTAL USE ONLY—A L'USAGE DU MINISTÈRE SEULEMENT

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